                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement           [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
[X]  Definitive proxy statement                Rule 14a-6(e)(2))

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                    Diamond Technology Partners Incorporated
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                       [DIAMOND TECHNOLOGY PARTNERS LOGO]

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED
                           875 NORTH MICHIGAN AVENUE
                                   SUITE 3000
                            CHICAGO, ILLINOIS 60611

                            NOTICE OF ANNUAL MEETING

     The Annual Meeting of Stockholders of Diamond Technology Partners Incorporated (the "Company") will be held at 10:00 a.m. (CDT) on Tuesday, August 10, 1999 at The John Hancock Center, 95th Floor, Chicago Room, 875 North Michigan Avenue, Chicago, Illinois, for the purpose of:

     1. Electing three directors to serve until the Annual Meeting of Stockholders of the Company in 2002 and two directors to serve until the Annual Meeting of Stockholders of the Company in 2001.

     2. Approving an amendment to the Diamond Technology Partners Incorporated 1998 Equity Incentive Plan.

     3. Approving the adoption of the Diamond Technology Partners Incorporated 1999 Employee Stock Purchase Plan.

     4. Confirming the appointment of KMPG LLP as independent auditors of the Company for the fiscal year ending March 31, 2000.

     5. Transacting such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on June 29, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

     We encourage you to attend the Annual Meeting in person or to vote your shares by proxy. PLEASE PROMPTLY FILL OUT, SIGN, DATE AND MAIL THE ENCLOSED FORM OF PROXY IF YOU DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. The proxy is revocable at any time before it is voted. Returning the proxy will in no way limit your right to vote at the Annual Meeting if you later decide to attend and vote in person.
                                          /s/ Michael E. Mikolajczyk
                                          Michael E. Mikolajczyk
                                          President and Secretary

July 29, 1999

     THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED MARCH 31, 1999 IS BEING MAILED TO STOCKHOLDERS CONCURRENTLY HEREWITH. THE ANNUAL REPORT CONTAINS FINANCIAL AND OTHER INFORMATION ABOUT THE COMPANY, BUT IS NOT INCORPORATED INTO THE PROXY STATEMENT AND IS NOT DEEMED TO BE A PART OF THE PROXY SOLICITING MATERIAL.

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED
                           875 NORTH MICHIGAN AVENUE
                                   SUITE 3000
                            CHICAGO, ILLINOIS 60611

                                PROXY STATEMENT
                                    FOR THE
          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 10, 1999

     This Proxy Statement is furnished in connection with the solicitation by the directors of Diamond Technology Partners Incorporated, a Delaware corporation (the "Company"), of proxies to be used at the Annual Meeting of Stockholders to be held on August 10, 1999 (the "Annual Meeting") at The John Hancock Center, 95th Floor, Chicago Room, 875 North Michigan Avenue, Chicago, Illinois. This Proxy Statement and the related form of proxy are being mailed to stockholders commencing on or about July 29, 1999.

     If the enclosed form of proxy is executed and returned, the shares represented by them will be voted as directed on all matters properly coming before the Annual Meeting for a vote. The proxies may be revoked at any time prior to their exercise by giving notice to the Company in writing or by a later executed proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a prior granted proxy.

     Stockholders of record at the close of business on June 29, 1999 will be entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 10,071,317 shares of Class A Common Stock, par value $.001 per share ("Class A Common"), and 3,496,003 shares of Class B Common Stock, par value $.001 per share ("Class B Common" and, together with the Class A Common, the "Common Stock"). Each share of Class A Common is entitled to one vote for a nominee for each of the five directorships to be filled and one vote on each other matter brought before the Annual Meeting. Each share of Class B Common is entitled to five votes for each such nominee and five votes on each other matter brought before the Annual Meeting. The shares of Class B Common will be voted by Melvyn E. Bergstein, Chief Executive Officer of the Company, pursuant to an irrevocable proxy granted to Mr. Bergstein by the holders of Class B Common.

     At the Annual Meeting, in accordance with Delaware law and the Company's By-Laws, the inspectors of election appointed by the Board of Directors for the Annual Meeting shall determine the presence of a quorum and shall tabulate the results of stockholder voting. As provided by Delaware law and the Company's By-Laws, the holders of a majority of the Company's Common Stock, issued and outstanding, and entitled to vote at the Annual Meeting and present in person or by proxy at the Annual Meeting, shall constitute a quorum for such meeting. The inspectors of election will treat properly executed proxies marked "abstain" as "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting. Such inspectors shall also treat proxies held in "street name" by brokers that are not voted on all proposals to come before the Annual Meeting ("broker non-votes") as "present."

     Class A Common and Class B Common will vote as a single class on all matters anticipated to be brought before the Annual Meeting. In accordance with Delaware law, nominees for election as directors receiving the greatest number of votes will be elected directors. In accordance with Delaware law and the Company's By-Laws, the holders of a majority of the voting power of shares of the Company's stock which has voting power present in person or by proxy, and which is actually voted, shall decide any other proposal which is brought before the Annual Meeting. As a result, abstentions in respect of any proposal and broker non-votes will not be counted for purposes of determining whether such proposal has received the requisite approval by the Company's stockholders and may therefore have the effect of being a vote against the proposal.

     In accordance with Delaware law and the Company's By-Laws, the Company may, by a vote of the stockholders, adjourn the Annual Meeting to a later date or dates, without changing the record date. If the Company were to determine that an adjournment were desirable, the appointed proxies would use the discretionary authority granted pursuant to the proxy cards to vote in favor of such an adjournment.

                           BUSINESS TO BE TRANSACTED

     The Board of Directors will present four proposals to the stockholders of the Company at the Annual Meeting. Information concerning the first proposal, "Election of Directors", is found on pages 2-3 of this Proxy Statement. Information concerning the second proposal, "Approval of an Amendment to the Diamond Technology Partners Incorporated 1998 Equity Incentive Plan" is found on pages 13-16. Information concerning the third proposal, "Approval of Adoption of the Diamond Technology Partners Incorporated 1999 Employee Stock Purchase Plan" is found on pages 16-18. Information concerning the fourth proposal, "Confirmation of Appointment of Independent Auditors", is found on page 18 of this Proxy Statement.

1. ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of three classes, as nearly equal in number as possible. One of the three classes, comprising approximately one-third of the directors, is elected each year to succeed the directors whose terms are expiring. The number of directors of the Company, as determined by the Board under Article 5 of the Company's Certificate of Incorporation and Article 3 of its By-Laws, was recently increased from eight to ten. In addition, one of the directors elected for a three-year term at last year's annual meeting of stockholders, Mr. James Spira, resigned from the Board effective June 30, 1999. See "Employment Agreements and Certain Other Arrangements." Accordingly, there are three vacancies to be filled on the Board. In order to keep the three classes as nearly equal in number as possible, one vacancy will be filled in Class III with a term expiring at the Annual Meeting of the Stockholders in August 2002 and the remaining two vacancies will be filled in Class II with a term expiring at the Annual Meeting of the Stockholders in August 2001.

     IDENTIFICATION OF DIRECTORS

     The incumbent directors of the Company are as follows:

NAME                                              AGE                     POSITIONS
----                                              ---                     ---------
Melvyn E. Bergstein(1)..........................  57    Chairman of the Board of Directors and Chief
                                                        Executive Officer
Michael E. Mikolajczyk(2)(4)....................  47    President and Secretary
Christopher J. Moffitt(3)(5)....................  44    Director
Donald R. Caldwell(2)(4)(5).....................  53    Director
Edward R. Anderson(3)(5)........................  52    Director
John D. Loewenberg(1)(4)........................  59    Director
Alan C. Kay(2)..................................  59    Director

-------------------------

(1) Term expires as of the 2001 Annual Meeting of Stockholders

(2) Term expires as of the 2000 Annual Meeting of Stockholders

(3) Term expires as of the 1999 Annual Meeting of Stockholders

(4) Member of the Audit Committee

(5) Member of the Compensation Committee

     NOMINEES

     It is intended that shares represented by proxies in the enclosed form will be voted for the election of the nominees identified below to serve as directors for the term specified herein or until their successors are elected, unless contrary instructions are received. Messrs. Anderson, Moffitt and Gutstein will, if elected, serve as Class III directors and commence their three-year term immediately after the August 1999 Annual Meeting of Stockholders. Mr. Gordon and Dr. Sviokla will, if elected, serve as Class II directors, along with Messrs. Bergstein and Loewenberg, and as such complete the remaining two years of such term which expires at the Annual Meeting of Stockholders in August 2001. Of the five nominees listed below, only Messrs. Anderson and Moffitt presently serve as directors of the Company. If an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, such shares will be voted for such other person as the proxy holders may select.

Edward R. Anderson............   Mr. Anderson has been a director of the Company
                                 since June 1994. In July 1999, Mr. Anderson became the Chairman and Chief Executive Officer of E-Certify, Inc. From January 1994 to July
                                 1999 he was president, chief executive officer and a director of CompuCom Systems, Inc. He joined CompuCom as chief operating officer in August 1993. From 1988 to 1993, Mr. Anderson served as president and chief operating officer of ComputerLand USA. Prior to that time, Mr.
                                 Anderson held executive and management
                                 positions with The Computer Factory, W.R. Grace
                                 & Company, and American Express Company. Mr.
                                 Anderson is also a member of the board of directors of The M/A/R/C Group.

Mark L. Gordon................   Mr. Gordon is an attorney with the law firm
                                 Gordon & Glickson LLC and has been a partner of that firm since August 1979, currently serving as its managing partner. Mr. Gordon founded
                                 Gordon & Glickson's technology practice and advises a wide range of emerging technology companies, including the Company, on business and legal matters. Mr. Gordon also serves as a member of the Board of Directors of New Era of Networks, Inc., an enterprise application integration software company.

Adam J. Gutstein..............   Mr. Gutstein co-founded the Company in January
                                 1994 and has served as its Chief Operating
                                 Officer responsible for the client-serving operations of the Company since July 1998. As a Partner and Vice President of the Company, he has led several of the firm's vertical practices serving the telecommunications, energy, financial service and healthcare industries. In addition, Mr. Gutstein served as managing partner of business development. Prior to joining Diamond, Mr. Gutstein was a vice president at Technology Solutions Company and a manager with Andersen Consulting.

Christopher J. Moffitt........   Mr. Moffitt co-founded the Company in January
                                 1994 and served as its Senior Vice President and Secretary until July 1, 1999. He has been a member of the Board of Directors of the Company since January 1994. From 1988 to 1993, he served as senior vice president of Technology
                                 Solutions Company. Prior to that time, Mr.
                                 Moffitt held several consulting and senior technology positions with Arthur Young (a predecessor to Ernst & Young LLP), Neiman
                                 Marcus and Electronic Data Systems.

John J. Sviokla...............   Dr. Sviokla has been a Partner and Vice
                                 President of the Company since September 1998.
                                 Prior to joining Diamond, Dr. Sviokla was a professor at the Harvard Business School from October 1986 to August 1998. His pioneering work on Marketspace established Harvard's first course on electronic commerce, and he co-authored the seminal articles "Managing in the Marketspace" and "Exploiting the Virtual Value
                                 Chain," both appearing in the Harvard Business
                                 Review. Dr. Sviokla has authored over 90 articles, cases, and edited books, and he has been a consultant to large and small companies around the world. He has been a guest professor at many universities including, Kellogg, MIT, The London Business School, the Melbourne
                                 Business School and the Hong Kong Institute of
                                 Science and Technology. His current research and consulting focuses on how to help large companies unlock value in the new economy.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EDWARD
R. ANDERSON, MARK L. GORDON, ADAM J. GUTSTEIN, CHRISTOPHER J. MOFFITT AND JOHN
J. SVIOKLA AS DIRECTORS OF THE COMPANY.

     DIRECTORS CONTINUING IN OFFICE

     The following directors' terms in office continue beyond the 1999 Annual Meeting of Stockholders:

Melvyn E. Bergstein...........   Mr. Bergstein co-founded the Company in January
                                 1994 and has served as its Chairman, Chief
                                 Executive Officer and President until July 1,
                                 1998, when Mr. Bergstein vacated the office of President in favor of Michael E. Mikolajczyk.
                                 Mr. Bergstein has been a director of the Company since January 1994. Prior to co-founding the Company, Mr. Bergstein held several senior executive positions with
                                 Technology Solutions Company from 1991 to 1993.
                                 Prior to that time, Mr. Bergstein held several senior positions with other consulting firms, including twenty-one years in various positions with the Arthur Andersen & Co.'s consulting division (now Andersen Consulting).

Donald R. Caldwell............   Mr. Caldwell has been a director of the Company
                                 since June 1994 and has been the Chief
                                 Executive Officer of North Atlantic Technology
                                 Fund, L.P. since March 1999. From February 1996 to March 1999, Mr. Caldwell was president and chief operating officer and a director of Safeguard Scientifics, Inc. ("Safeguard"). Mr.
                                 Caldwell was an executive vice president of Safeguard from December 1993 to February 1996.
                                 From April 1991 to December 1993, Mr. Caldwell was the president of Valley Forge Capital
                                 Group, Ltd. Prior to that time, Mr. Caldwell held various executive and management positions with a predecessor company of Cambridge
                                 Technology Partners (Massachusetts), Inc. and
                                 Arthur Young & Co. (a predecessor to Ernst &
                                 Young, LLP). Mr. Caldwell currently serves on the board of directors of First Consulting
                                 Group, in addition to numerous privately held companies and other civic organizations.

Alan C. Kay...................   Dr. Kay has been a director of the Company
                                 since June 1996 and is currently vice president of research and development for Walt Disney
                                 Imagineering, Inc. and is a Disney fellow. From
                                 1984 to 1996, Dr. Kay was an Apple fellow at Apple Computer, Inc. Prior to that time, Dr.
                                 Kay held scientific positions at Atari
                                 Corporation and the Xerox Palo Alto Research
                                 Center. He was a research associate and
                                 lecturer in computer science at Stanford
                                 University from 1969-1971.

Michael E. Mikolajczyk........   Mr. Mikolajczyk joined the Company in April
                                 1994 and served as its Senior Vice President, Chief Financial and Administrative Officer until July 1998 and a member of its Board of Directors since April 1994. Effective July 1,
                                 1998, Mr. Mikolajczyk became President of the
                                 Company and effective July 1, 1999, its
                                 Secretary. From 1993 to 1994, he served as senior vice president of finance and administration and chief financial officer for Technology Solutions Company. Prior to that time, he held several senior financial positions at MCI Telecommunications
                                 Corporation.

John D. Loewenberg............   Mr. Loewenberg is currently managing partner
                                 and a consultant with JDL Enterprises, a consulting firm. Previously, Mr. Loewenberg was an executive vice president and chief operating officer of Connecticut Mutual from 1995 to 1996. Prior to joining Connecticut Mutual, Mr.
                                 Loewenberg held several senior management positions with Aetna Life and Casualty and its affiliates. Mr. Loewenberg was chairman of Precision Systems, Inc. until April 1996 and is a director of CompuCom Systems, Inc., Sanchez
                                 Computer Associates, Inc., and DocuCorp
                                 International, Inc. Mr. Loewenberg has been a director of the Company since October 1996.

     DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors has an Audit Committee, which has authority to review and recommend to the Board internal accounting and financial controls for the Company and accounting principles and auditing practices and procedures to be employed in the preparation and review of financial statements. The Audit Committee was established on February 18, 1997 and met twice during the fiscal year ended March 31, 1999 ("fiscal 1999"). The Board of Directors also has a Compensation Committee, which has authority to review and recommend to the Chief Executive Officer and the Board policies, practices and procedures relating to the compensation of managerial employees and the establishment and administration of employee benefit plans, except for stock option plans. The Compensation Committee was established on February 18, 1997 and met informally during fiscal 1999. All decisions regarding managerial employee compensation were reviewed with and made by the Board of Directors as a whole. The Company's By-Laws provide that a majority of the Compensation Committee shall consist of members of the Board of Directors who are not officers or employees of the Company or any subsidiary of the Company. The Board of Directors has no Nominating Committee.

     The Board of Directors held six meetings in fiscal 1999. All of the directors attended at least 75 percent of the total meetings held by the Board of Directors and by the committees on which they served during fiscal 1999.

     COMPENSATION OF DIRECTORS

     Directors receive no cash compensation for their services as directors, except for reimbursement of expenses incurred in connection with attending meetings of the Board of Directors and its committees. Directors are granted options to purchase Class A Common of the Company at the discretion of the Board of Directors. The exercise price of each option is equal to the Fair Market Value of the shares on the date of grant. The options vest over periods of three to five years and have terms ranging from five years to seven years. During fiscal 1999, the Company did not grant any stock options to its directors.

     COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth certain information concerning compensation paid or accrued in fiscal years 1999, 1998 and 1997 with respect to the Company's Chief Executive Officer and the four other executive officers who were most highly compensated in fiscal 1999 (collectively, the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                    ANNUAL COMPENSATION(1)          AWARDS --
                                              ----------------------------------    SECURITIES
                                     FISCAL                         OTHER ANNUAL    UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR     SALARY     BONUS     COMPENSATION     OPTIONS      COMPENSATION(2)
---------------------------          ------    ------     -----     ------------   ------------   ---------------
Melvyn E. Bergstein................   1999    $500,000   $225,000      $2,297             --           $8,550
Chairman and Chief                    1998     506,250    300,000          --         47,603            8,550
Executive Officer                     1997     503,125         --          --             --            8,550
Michael E. Mikolajczyk.............   1999     400,000    180,000          --             --            3,306
President and Secretary               1998     400,000    240,000          --         36,962            3,306
                                      1997     383,333         --          --         37,529            3,306
Christopher J. Moffitt.............   1999     356,250    135,000          --             --            1,938
Former Senior Vice President          1998     450,000    270,000          --         42,283            1,938
and Secretary(3)                      1997     431,250         --          --             --            1,938
James C. Spira.....................   1999     400,000    180,000          --             --            8,550
Former Senior Vice President(3)       1998     460,400    270,000          --         12,483            8,550
                                      1997     479,169         --          --             --            5,472
Adam J. Gutstein...................   1999     350,000    157,500          --             --            1,254
Chief Operating Officer               1998     350,000    210,000          --         31,642            1,026
                                      1997     287,500         --       3,826         16,500            1,026

-------------------------

(1) The compensation described in this table does not include medical, group life insurance or other benefits received by the Named Officers which are available generally to all salaried employees of the Company and certain perquisites and other personal benefits, securities or property received by the Named Officers which do not exceed the lesser of $50,000 or 10% of the aggregate of any such Named Officer's salary in the fiscal year.

(2) Represents excess group life insurance premiums paid in the respective year.

(3) Effective June 30, 1999, Mr. Moffitt resigned as an officer of the Company. Effective July 1, 1999, Mr. Spira began active part-time status as an Advisory Partner. For a description of their continuing arrangements with the Company, see "Employment Agreements and Certain Other Arrangements" on page 6 of this Proxy Statement.

              EMPLOYMENT AGREEMENTS AND CERTAIN OTHER ARRANGEMENTS

     Messrs. Bergstein, Mikolajczyk, Moffitt, Spira and Gutstein have employment agreements with the Company that provide for annual salaries and bonuses that are determined in accordance with the Second Amended and Restated Partners Operating Agreement, dated April 1, 1996 (the "Partners Operating Agreement"). See "Partners Operating Agreement" on page 12. These employment agreements are terminable at any time by either party and contain non-competition provisions, which last for 18 months following cessation of employment with the Company. In addition, the employment agreements prohibit employees from disclosing any of the Company's confidential information and require them to disclose to the Company, and to grant ownership to the Company all ideas, inventions and business plans developed during the course of employment to the extent they relate to the business of the Company, result from work performed for the Company or result from use of any of the Company's property.

     Effective as of June 30, 1999, Mr. Moffitt resigned his position as an officer of the Company. Mr. Moffitt will, if elected, continue as a member of the Company's Board of Directors. All of his unvested shares of restricted stock and options will continue to vest in accordance with their terms for so long as he is a director. Mr. Moffitt has agreed to be a consultant to the Company on an as-needed basis.

     Mr. Spira and the Company have agreed that effective July 1, 1999, Mr. Spira will begin active part-time status as an Advisory Partner. In such role, Mr. Spira will manage specific client relationships, provide ongoing oversight to specific client engagements and participate in client development efforts. As compensation for such services, Mr. Spira will receive an annual salary of $100,000 and his unvested options and restricted stock will continue to vest in accordance with their terms. Mr. Spira, as a continuing employee, will also be eligible to participate in Diamond's medical benefit plans, life insurance and long-term disability coverage. As previously noted, effective June 30, 1999, Mr. Spira resigned from the Company's Board of Directors.

     STOCK OPTIONS

     On April 1, 1999, the Company granted the following options to the Named
Officers: Mr. Bergstein (20,400); Mr. Mikolajczyk (19,200); Mr. Moffitt (4,200); Mr. Spira (14,200); and Mr. Gutstein (28,600). These options vest proportionately in 20% increments on the first through fifth anniversaries of the date of grant, respectively. The options were granted in part for compensation for services rendered for fiscal 1999 and in part as a promotion for services to be rendered for the fiscal year ending March 31, 2000. No options were actually granted to the Named Officers during fiscal 1999, although the foregoing grants were, as noted, partially attributable to fiscal 1999. The option grants were made pursuant to the Company's 1998 Equity Incentive Plan and are not transferable in any way other than upon the death of the employee or pursuant to an employee relations order. Shares issued upon the exercise of these options are subject to the terms and restrictions contained in the Voting and Stock Restriction Agreement. See "Voting and Stock Restriction Agreement."

     The following table sets forth information concerning options exercised during fiscal 1999 and the number and the hypothetical value of certain unexercised options of the Company held by the Named Officers as of March 31, 1999. This table is presented solely for purposes of complying with the Commission rules and does not necessarily reflect the amounts the Named Officers will actually receive upon any sale of the shares acquired upon exercise of the options.

                                                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED             IN-THE-MONEY
                                   SHARES                       OPTIONS AT                    OPTIONS AT
                                  ACQUIRED                    MARCH 31, 1999                MARCH 31, 1999
                                     ON       VALUE     ---------------------------   ---------------------------
              NAME                EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
              ----                --------   --------   -----------   -------------   -----------   -------------
Melvyn E. Bergstein.............       --    $     --     --             47,603           $--         $ 76,760
Michael E. Mikolajczyk..........   33,404     240,946     --             57,587            --          502,760
Christopher J. Moffitt..........       --          --     --             42,283            --           68,181
James C. Spira..................   37,126     266,565     --             49,607            --          808,735
Adam J. Gutstein................   10,025      23,095     --             52,267            --          448,642

     REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") was established on February 18, 1997 and did not have any formal meetings to consider executive officer compensation for the fiscal year ended March 31, 1999. The functions of the Compensation Committee were carried out by the full Board of Directors. The Board of Directors has furnished the following report on executive compensation:

                        REPORT ON EXECUTIVE COMPENSATION

          The compensation of the Named Officers and all other officers who have been promoted as a "partner" of the Company ("Partner") was determined in accordance with the Partners' Operating Agreement and the Partners' Compensation Program. Under these agreements, officers' compensation is approved by the Company's Management and Management Compensation Committees, each a non-board committee composed of Partners and established under the Partners' Operating Agreement, and by the Board of Directors. The purpose and design of this structure is to provide a combination of base salary, bonus and equity to the Company's Partners that will link individual rewards to the Company's success, motivate teamwork, encourage the Partners to maintain equity interests in the Company and reward individual performance.

          Base salaries are established on the basis of the Partners' experience and contributions to the Company. Bonuses are based on the Company's achievement of certain financial targets established in its annual business plan. The Partners' Compensation Program provides that the bonus will be paid in cash. The Named Officers, as Partners, share in a bonus pool funded pursuant to a formula that first provides for a return on revenue and for bonuses to non-Partner employees. Target bonuses for all Partners, as a percentage of base salary, are established prior to the fiscal year in which they take effect.

     CEO COMPENSATION

          Mr. Bergstein's salary for the year ended March 31, 1999 was $500,000, plus a bonus of $225,000 as compared to $506,250, plus a $300,000 bonus, for the prior fiscal year. Mr. Bergstein's compensation was based on his leadership of the Company; the Company's dramatic growth since being founded in early 1994; his contributions to recruiting key employees, directors and advisory board members; and his contribution to the revenues of the Company by attracting significant clients and by actively participating in serving the Company's clients. As with all other Partners, Mr. Bergstein's compensation as Chief Executive Officer is subject to the approval of the Management Committee, the Management Compensation Committee, the Partners and the Board of Directors. The Board of Directors believes his compensation to be reasonable.

     POLICY ON QUALIFYING COMPENSATION

          Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the Summary Compensation Table that is not "performance-based" as defined in Section 162(m). In order for incentive compensation to qualify as "performance-based" compensation under Section 162(m), the Company's discretion to grant awards must be strictly limited. The Board of Directors believes that the benefit to the Company of retaining the ability to exercise discretion under the Company's incentive compensation plans outweighs the limited risk of loss of tax deductions under Section 162(m). Therefore, the Company does not currently intend to seek to qualify its incentive compensation plans under Section 162(m).

                                          By the Board of Directors:

                                            Edward R. Anderson
                                            Melvyn E. Bergstein
                                            Donald R. Caldwell
                                            Alan C. Kay
                                            John D. Loewenberg
                                            Michael E. Mikolajczyk
                                            Christopher J. Moffitt

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The Compensation Committee currently consists of Mr. Anderson, Mr. Caldwell and Mr. Moffitt. Mr. Moffitt is a Named Officer of the Company. None of the Named Officers of the Company has served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company. The Compensation Committee, however, was established on February 18, 1997 and did not have any formal meetings to consider executive officer compensation for the fiscal year ended March 31, 1999. For fiscal 1999, recommendations concerning the aggregate compensation of all of the Company's Partners (including its Named Officers) were made to the Board of Directors by the Company's Chief Executive Officer and the Company's Management Committee, and decisions regarding such compensation were made by the full Board of Directors. Under the terms of the Partners' Operating Agreement, allocations among the Company's Partners (including its executive officers) are made by the Management Committee upon approval of the aggregate amount of such compensation by the Board of Directors and the approval of the actual allocations by at least seventy percent of the Company's Partners. See "Partners' Operating Agreement" on page 12 of this Proxy Statement.

                      STOCK PRICE PERFORMANCE PRESENTATION

     The following graph compares the Company's total annual stock price performance on Class A Common against the total stock price performance of the NASDAQ Market Index and the Russell 2000 Index for the periods indicated. The Company does not believe that there is a representative published industry or line-of-business index or a representative industry peer group of public companies against which to measure the Company's stock price performance. Therefore, under Securities and Exchange Commission regulations, the Company has selected the Russell 2000 Index, an index of companies with similar market capitalization to the Company, to use as a representative peer group. The graph presents the year-end value of a $100 investment on February 25, 1997 in the Company's Class A Common at the $5.50 initial offering price and in each of the NASDAQ Market Index and the Russell 2000 Index and assumes the reinvestment of dividends, if any.

                     COMPARE CUMULATIVE TOTAL RETURN AMONG
                       DIAMOND TECHNOLOGY PARTNERS, INC.,
                   NASDAQ MARKET INDEX AND RUSSELL 2000 INDEX

                                                               DIAMOND
                                                              TECHNOLOGY                   NASDAQ
MEASUREMENT PERIOD                                             PARTNERS     RUSSELL 2000   MARKET
(FISCAL YEAR COVERED)                                        INCORPORATED      INDEX       INDEX
---------------------                                        ------------   ------------   ------
2/25/97....................................................     100.00         100.00      100.00
3/31/97....................................................     109.09          95.28       93.54
3/31/98....................................................     495.45         135.29      141.36
3/31/99....................................................     419.27         112.67      184.73

PERFORMANCE GRAPH

                   ASSUMES $100 INVESTED ON FEBRUARY 25, 1997
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDED MARCH 31, 1999

     Set forth in the following table is information as of May 31, 1999, with respect to (1) each person who is known to the Company to be the beneficial owner of more than five percent of the Class A Common, (2) each person who is known to the Company to be the beneficial owner of more than five percent of the Class B Common, and (3) the beneficial ownership of Class A Common and Class B Common by the directors, the Named Officers and all executive officers and directors as a group. Beneficial ownership of Class A Common and Class B Common has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 of the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"). Accordingly, the amounts in the table do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of Class A Common or Class B Common.

                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                                                         NUMBER OF   PERCENT OF
NAME AND ADDRESS                                              CLASS(2)    SHARES      CLASS(3)
----------------                                              --------   ---------   ----------
Melvyn E. Bergstein, individually(1)(4).....................  Class A      159,288       1.6%
                                                              Class B      478,141      13.8
Melvyn E. Bergstein, as proxyholder.........................  Class A           --        --
                                                              Class B    2,984,415      86.2
Safeguard Scientifics, Inc.(5)..............................  Class A    1,185,035      11.4
800 The Safeguard Building                                    Class B           --        --
435 Devon Park Drive
Wayne, PA 19087
Pilgrim Baxter & Associates, Ltd. ..........................  Class A      682,000       6.7
825 Duportail Road                                            Class B           --        --
Wayne, PA 19087
Christopher J. Moffitt(1)(6)(12)............................  Class A       15,270        **
                                                              Class B      175,346       5.1
Michael E. Mikolajczyk(1)(7)(12)............................  Class A        3,788        **
                                                              Class B      436,372      12.6
James C. Spira(8)(12).......................................  Class A          300        **
                                                              Class B      138,892       4.0
Adam J. Gutstein(12)........................................  Class A       10,760        **
                                                              Class B      152,013       4.4
John D. Loewenberg(9).......................................  Class A        6,600        **
                                                              Class B           --        --
Alan Kay(10)................................................  Class A       66,001        **
                                                              Class B           --        --
Donald R. Caldwell..........................................  Class A       46,517        **
                                                              Class B           --        --
Edward R. Anderson(11)......................................  Class A       18,340        **
                                                              Class B           --        --
All executive officers and directors as a group (10
  persons)(12)..............................................  Class A      335,652       3.3
                                                              Class B    3,472,742     100.0

-------------------------

** Less than 1% of the class outstanding

 (1) The address of each of Messrs. Bergstein, Mikolajczyk and Moffitt is 875 North Michigan Avenue, Suite 3000, Chicago, Illinois 60611.

 (2) In the event that any share of Class B Common is transferred to any party other than a "Permitted Holder" (an employee of the Company or the Company) or if a beneficial or record holder of a share of Class B Common Stock ceases to be a Permitted Holder, the share is automatically and immediately converted into a share of Class A Common. Shares of Class A Common may not be converted into shares of Class B Common.

 (3) Solely for the purpose of determining beneficial ownership herein, the number of shares of Common Stock deemed outstanding as of May 31, 1999 (i) assumes 10,138,248 shares of Class A Common and 3,462,556 shares of Class B Common were outstanding as of such date, and (ii) includes additional shares of Common Stock issuable pursuant to options or warrants held by such owner which may be exercised within 60 days after May 31, 1999 ("presently exercisable options"), as set forth below.

 (4) Excludes 199,880 shares of Class A Common held in trust for certain members of the Bergstein family. Includes 261 shares of Class B Common issuable pursuant to presently exercisable options.

 (5) Includes a warrant which is presently exercisable for 241,182 shares of Class A Common. The warrant and all shares of Class A Common are held of record by Safeguard Scientifics (Delaware), Inc., a privately held subsidiary of Safeguard. Excludes all shares of Common Stock owned as of May 31, 1999 by Cambridge Technology Partners (Massachusetts), Inc. of which Safeguard owns approximately 21% of the voting securities. See "Certain Relationships and Related Transactions" below.

 (6) Excludes 96,250 shares of Class A Common held in trust for certain members of the Moffitt family. Includes 229 shares of Class B Common issuable pursuant to presently exercisable options.

 (7) Includes 8,447 shares of Common Stock issuable pursuant to presently exercisable options. Excludes 41,250 shares of Class A Common held in trust for certain members of the Mikolajczyk family.

 (8) Includes 1,249 shares of Common Stock issuable pursuant to presently exercisable options.

 (9) Consists of 6,600 shares of Class A Common issuable pursuant to presently exercisable options.

(10) Consists of 66,001 shares of Class A Common issuable pursuant to presently exercisable options.

(11) Includes 6,600 shares of Class A Common issuable pursuant to presently exercisable options.

(12) All holders of Class B Common, including Messrs. Mikolajczyk, Moffitt, Spira and Gutstein, have granted to Mr. Bergstein, as the current Chief Executive Officer, the right to vote such shares pursuant to the terms of irrevocable proxies. See "Voting and Stock Restriction Agreement." As of May 31, 1999 includes 3,984,415 shares of Class B Common subject to such proxies. Includes in the aggregate 79,201 shares of Class A Common and 10,186 shares of Class B Common issuable pursuant to presently exercisable options held by all directors and executive officers.

     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On November 8, 1996, the Company entered into a $2.0 million subordinated loan agreement with Safeguard Scientifics, Inc. ("Safeguard") for general working capital purposes. In connection with this loan, the Company issued warrants to Safeguard for the purchase of 526,597 shares of the Company's Common Stock at $5.50 per share. The loan had a maturity date of November 1, 2001, but was required to be repaid in full upon the consummation of the initial public offering of Class A Common in April 1997. The Company repaid this loan on April 11, 1997 with proceeds from the initial public offering. On January 31, 1997 Safeguard transferred warrants to purchase 241,182 shares of Class A Common to Technology Leaders L.P. and Technology Leaders Offshore C.V., affiliates of Safeguard ("Technology Leaders"), and warrants to purchase 44,233 shares of Class A Common to CIP Capital L.P., an affiliate of Safeguard. The rights granted under the warrants expire on November 1, 2001. Technology Leaders exercised their warrants and sold all of their shares of Class A Common in connection with the public offering of Class A Common in April 1998.

     PARTNERS' OPERATING AGREEMENT

     Certain employees of the Company are internally designated as "Partners." The designation does not refer to a partner of a general or limited partnership. All of the Partners of the Company have agreed to be bound by the Partners' Operating Agreement. Each individual proposed to be hired as, or promoted to, a

Partner, must agree to become bound by and a party to the Partners' Operating Agreement. The Partners' Operating Agreement provides for, among other things:
(i) nomination procedures for the nomination of candidates to the office of Chief Executive Officer; (ii) procedures for the removal and retention of the Chief Executive Officer; (iii) procedure for the admission and removal of Partners; and (iv) the compensation of management personnel. In addition, the Partners' Operating Agreement provides that the Chief Executive Officer must be selected from among the Partners pursuant to the procedures set forth in such Agreement, subject to the right of the Company's Board of Directors to veto any such person nominated by the Partners. The Chief Executive Officer may be removed by the Board of Directors or for certain other specified reasons.

     VOTING AND STOCK RESTRICTION AGREEMENT

     Each employee-stockholder and certain other stockholders of the Company have agreed to be bound by the Second Amended and Restated Voting and Stock Restriction Agreement dated as of August 4, 1997 (the "Voting and Stock Restriction Agreement"). Any employee considering purchasing shares of the Class B Common from the Company must agree to become bound by and a party to the Voting and Stock Restriction Agreement (to the extent not already bound).

     The Voting and Stock Restriction Agreement provides for, among other things: (i) the grant of a proxy by each employee-stockholder of the Company to the Chief Executive Officer of the Company conveying the right to vote their shares of Class B Common, (ii) rights of first offer of the Company to purchase shares of Class B Common offered by employee-stockholders; (iii) certain rights of first offer of the Company to purchase shares of Common Stock offered by certain stockholders including Safeguard and CIP Capital L.P.; and (iv) restrictions on the transferability of the certain shares of Common Stock.

     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the SEC and NASDAQ. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based upon its review of the copies of Section 16(a) forms received by it, and upon written representations from reporting persons concerning the necessity of filing a Form 5-Annual Statement of Changes in Beneficial Ownership, the Company believes that, during fiscal 1998, all filing requirements applicable for reporting persons were met.

2. APPROVAL OF AN AMENDMENT TO THE DIAMOND TECHNOLOGY PARTNERS
   INCORPORATED 1998 EQUITY INCENTIVE PLAN

     The Board of Directors has determined that, in order to give the Company the ongoing flexibility to attract and retain the management and employee talent necessary for the Company's continued success, selected managers, including directors and officers, and employees should be granted equity-based incentive compensation awards.

     In February 1998, the Board of Directors approved the Diamond Technology Partners Incorporated 1998 Equity Incentive Plan (the "Plan") pursuant to which the Company's Management Committee may grant incentive awards in the form of stock options, stock appreciation rights and stock. The Plan was also approved by the stockholders at last year's Annual Meeting of Stockholders. As initially adopted, the Plan authorized 3,500,000 shares of Class B Common (including the Class A Common Stock into which such Class B Common may be converted, the "Stock") to be issuable or transferable pursuant to awards. The number of shares of Stock to be issuable or transferable under the Plan may be increased by any shares represented by awards made pursuant to or taken into account under the 1994 Stock Option Plan that have been forfeited, expired, canceled or settled without issuance of shares.

     In May and July 1999, the Board approved, subject to stockholder approval, amendments to the Plan that would: (i) increase the number of authorized shares that could be issued under the Plan by 3,300,000 shares, and (ii) provide for the issuance of shares under the Plan to certain consultants qualifying as "employees" within the meaning of Form S-8 under the Securities Act of 1933, as amended.

     Assuming a quorum is present, the affirmative vote of the holders of a majority of Common Stock present, whether in person or represented by proxy, and voting will be required to approve the foregoing amendments to the Plan. The Plan amendments will become effective on the date it is approved by the stockholders.

                   SUMMARY OF THE 1998 EQUITY INCENTIVE PLAN

     A summary of the Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Appendix A.

     The primary purpose of the Plan is to promote the long-term success of the Company and its stockholders by strengthening the Company's ability to attract and retain highly competent executives and other selected employees and to provide a means to encourage stock ownership and proprietary interest in the Company.

     Any employee of (i) the Company, (ii) any entity that is directly or indirectly controlled by the Company or (iii) any entity in which the Company has a significant equity interest shall be eligible to receive one or more awards under the Plan. Any directors of the Company who are not employed by the Company will be considered "employees" eligible to receive awards under the Plan, but only for purposes of nonqualified stock options. As of May 31, 1999, the Company had approximately 370 employees.

     Under the Plan, participants may receive stock options, stock appreciation rights ("SARs") or stock awards, as discussed in greater detail below. The Management Committee will approve the type or types of awards to be made to each participant. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to or as the payment form for grants or rights under any other compensation plan or individual contract or agreement of the Company, including the plan of any acquired entity.

     Stock Options. A stock option represents a right to purchase a specified number of shares of the Stock during a specified period as determined by the Management Committee. The purchase price per share for each stock option shall be not less than 100% of Fair Market Value on the date of the grant, subject to certain exceptions. A stock option may be in the form of an incentive stock option ("ISO") which complies with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or a nonqualified stock option. The price at which shares may be purchased under a stock option shall be paid in full by the holder of the stock option at the time of exercise in cash or pursuant to such other method permitted by the Management Committee, including tendering shares of Stock, third-party exercise transactions or any combination of such methods.

     SARs. An SAR generally represents a right to receive a payment, in cash and/or shares, equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted, as set forth in the applicable award agreement. "Fair Market Value," for all purposes of the Plan, shall mean the average of the closing price of a share of Stock on the NASDAQ National Market for the ten trading days immediately preceding the date of the grant.

     Stock Awards. A stock award is a grant made or denominated in shares of Stock or units equivalent to shares of Stock. All or part of any stock award may be subject to conditions and restrictions established by the Management Committee and set forth in the applicable award agreement, which may include, but is not limited to, continuous service with the Company or the achievement of performance goals.

     The Management Committee may provide that any awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Management Committee may establish, including reinvestment in additional shares or share equivalents.

     The aggregate number of shares of Stock which may be transferred to participants under the Plan, as proposed to be amended, is 6,800,000, plus any shares represented by awards made pursuant to or taken into account under the 1994 Stock Option Plan that have been forfeited, expired, canceled or settled without issuance of shares.

     The aggregate number of shares of Stock that may be covered by awards granted to any single individual under the Plan shall not exceed 150,000 shares per fiscal year of the Company. The aggregate number of shares of Stock that may be granted in the form of ISOs shall be 3,500,000 shares (6,800,000 shares, if the proposed amendment is adopted). Shares subject to awards under the Plan which expire, terminate or are canceled prior to exercise, or in the case of stock awards, do not vest, shall thereafter be available for the granting of other awards under the Plan.

     In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders or any other change affecting the shares of Stock or share price, the Management Committee may, but is not required to, adjust (i) the aggregate number of shares of Stock issuable under the Plan, (ii) each outstanding award made under the Plan and (iii) the exercise price per share for any outstanding stock options, SARs or similar awards under the Plan.

     Payment of awards may be in the form of cash, shares of Stock, other awards or combinations thereof as the Management Committee shall determine at the time of the grant, and with such restrictions as it may impose. The Management Committee may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where amounts are denominated in share equivalents.

     Awards granted under the Plan shall not be transferable or assignable other than: (i) by will or the laws of descent and distribution, (ii) by gift or other transfer of an award to any trust or estate in which the original award recipient or such recipient's spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, provided that any such transfer is permitted by Rule 16b-3 of the Exchange Act as in effect when the transfer occurs and the Board of Directors does not rescind this provision prior to such transfer, or (iii) pursuant to a domestic relations order (as defined by the Code).

     The Plan may be amended by the Management Committee as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no such amendment shall be made without the approval of the Company's stockholders if such amendment would increase the maximum number of shares (as adjusted pursuant to Plan provisions) issuable under the Plan. The Board of Directors may suspend the Plan or terminate the Plan at any time; provided, that no such action shall adversely affect any outstanding benefit.

     Federal Income Tax Consequences. In general, under the Code as presently in effect, a participant will not be deemed to receive any income for federal income tax purposes at the time an option or SAR is granted or a restricted stock award is made, nor will the Company be entitled to a tax deduction at that time. However, when any part of an option or SAR is exercised, when restrictions on restricted stock lapse, or when an unrestricted stock award is made, the federal income tax consequences may be summarized as follows:

          1. In the case of an exercise of a nonqualified option, the participant will recognize ordinary income in an amount equal to the difference between the option price and the Fair Market Value of the Stock on the exercise date.

          2. In the case of an exercise of an SAR, the participant will recognize ordinary income on the exercise date in an amount equal to any cash and unrestricted Stock received, at Fair Market Value on the exercise date.

          3. In the case of an exercise of an option or SAR payable in restricted stock, or in the case of an award of restricted stock, the immediate federal income tax effect for the recipient will depend on the nature of the restrictions. Generally, the value of the Stock will not be taxable to the recipient as ordinary income until the year in which his or her interest in the Stock is freely transferable or is no longer subject to a substantial risk of forfeiture. However, the recipient may elect to recognize income when the Stock is received, rather than when his or her interest in the Stock is freely transferable or is no longer subject to a substantial risk of forfeiture. If the recipient makes this election, the amount taxed to the recipient as ordinary income is determined as of the date of receipt of the restricted stock.

          4. In the case of an ISO there is no tax liability at the time of exercise. However, the excess of the Fair Market Value of the Stock on the exercise date over the option price is included in the participant's income for purposes of the alternative minimum tax. If no disposition of the ISO stock is made before the later of one year from the date of exercise or two years from the date the ISO is granted, the participant will realize a long-term capital gain or loss upon a sale of the stock equal to the difference between the option price and the sale price. If the stock is not held for the required period, ordinary income tax treatment will generally apply to the amount of any gain at sale or exercise, whichever is less, and the balance of any gain or loss will be treated as capital gain or loss (long-term or short-term, depending on whether the shares have been held for more than one year).

          5. Upon the exercise of a nonqualified option or SAR, the award of stock or the recognition of income on restricted stock, the Company will generally be allowed an income tax deduction equal to the ordinary income recognized by the employee. The Company does not receive an income tax deduction as a result of the exercise of an ISO, provided that the ISO stock is held for the required period as described above. When a cash payment is made pursuant to the award, the recipient will recognize the amount of the cash payment as ordinary income, and the Company will generally be entitled to a deduction in the same amount.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE DIAMOND TECHNOLOGY PARTNERS INCORPORATED 1998 EQUITY INCENTIVE PLAN.

3. APPROVAL OF ADOPTION OF THE DIAMOND TECHNOLOGY PARTNERS INCORPORATED 1999 EMPLOYEE STOCK PURCHASE PLAN

     The Board believes that the adoption of Diamond Technology Partners Incorporated 1999 Employee Stock Purchase Plan (the "ESPP") is in the best interests of the Company. By providing the Company's employees with an attractive opportunity to purchase the Company's Class B Common, the Board believes that participating employees will, as holders, be more likely to think and act like owners. In addition, in order to attract and retain quality employees, the Company must provide a competitive benefits package. The ESPP is an attractive addition to the Company's existing employee benefits.

     For these reasons, the Board approved the ESPP in April 1999, subject to adoption by the stockholders. The ESPP provides eligible employees the opportunity to purchase the Company's Class B Common at a discount through payroll deductions. The Company has designed the ESPP so that participating employees and the Company receive favorable tax treatment, as described further below. The ESPP will be administered by a Committee comprised of certain senior officers of the Company (the "Committee").

     The initial enrollment date for the ESPP was April 21, 1999, with additional opportunities to enroll on any July 1, October 1, January 1 or April 1 during the term of the ESPP (the "Enrollment Date"). Eligible employees remain enrolled for 24 months after the applicable Enrollment Date, unless the employee changes the amount of his or her payroll deductions or withdraws from the ESPP. Upon enrollment, an employee is granted the right to purchase shares of Class B Common under the ESPP.

     Eligible employees may elect on a quarterly basis on any Enrollment Date to have up to 10% of their gross base salary deducted and paid into the ESPP throughout the upcoming quarter, except that no employee may purchase shares having an aggregate market value of more than $6,250 for any quarter, even if that amount is within 10% of their gross base salary. An employee may terminate his or her participation any time before the end of the quarter and receive a refund in cash of amounts deducted for that quarter. At the end of the quarter the amount deducted is automatically applied toward the purchase of the Company's Class B Common at a discounted price (the "Discount Price") which is the lesser of:

          (i) 85% of the Fair Market Value of the shares on the Enrollment Date, or

          (ii) 85% of the Fair Market Value of the shares on the date of the purchase of shares, which is the last day of the quarter (the "Purchase Date").

     The "Fair Market Value" shall be the average of the closing price of a share of the Company's Class A Common on the NASDAQ National Market System for the ten trading days immediately preceding the Enrollment Date or the Purchase Date, as applicable.

     Shares for the ESPP will be purchased by the Company in the open market (in accordance with SEC regulations for open-market purchases), or, at the discretion of the Committee, will be previously acquired treasury shares or authorized and unissued shares. A total of 600,000 shares, which would represent approximately 4.42% of the total shares currently outstanding, may be sold under the ESPP.

     All active full-time and part-time employees of the Company or any of its subsidiaries are eligible to participate in the ESPP, except that no employee who, immediately after subscribing for shares under the ESPP, would own stock having 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary is eligible to participate in the ESPP. However, the Board or the Committee can, without further stockholder approval, terminate the ESPP at any time, or amend the ESPP, as long as no amendment increases or decreases the number of shares authorized for the ESPP or causes the ESPP not to meet the applicable requirements of Code Section 423.

     If adopted by stockholders, the ESPP will be deemed to have been effective as of April 21, 1999 and terminate on April 21, 2004, unless earlier terminated by the Board or the Committee.

     The foregoing is merely a summary of the principal aspects of the ESPP. The ESPP is set forth in its entirety in Appendix B to this Proxy Statement, and stockholders should refer to the ESPP for more complete and detailed information.

     Federal Income Tax Consequences. The Company expects the ESPP to be an "employee stock purchase plan" under the Internal Revenue Code. As such, employees who participate in the ESPP will not recognize income (and the Company will not receive any deduction) at the time they purchase shares, even though the employees will receive the benefit of the Discount Price. Employees will, however, recognize income when they sell or dispose of the shares.

     The tax consequence to an employee of selling or disposing of the shares generally depends on how long he or she has held the shares. If an employee sells or disposes of the shares within two years after the Enrollment Date, he or she will recognize ordinary income to the extent the fair market value of the shares on the Purchase Date exceeded the Discount Price. Provided an employee sells the shares at least one year after the Purchase Date, any additional gain is capital gain. The Company may take a tax deduction in the amount of any ordinary gain realized by the employee under this scenario.

     In contrast, if the employee sells or disposes of the shares at least one year after the Enrollment Date and two years after the Purchase Date, he or she will recognize ordinary income only to the extent of 15% of the fair market value of the shares on the Offer Date or the Purchase Date, whichever is less (not to exceed the gain realized in the sale or disposition). Any additional gain is capital gain. The Company may take a tax deduction in the amount of any ordinary gain realized by the employee under this scenario.

     The foregoing is only a summary of federal income tax consequences to the Company and participating employees, and does not cover the tax consequences that might arise in every individual circumstance.

     The closing price of the Company's Class A Common on June 30, 1999, on the NASDAQ National Market System, was $22 3/8.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ADOPTION OF THE DIAMOND TECHNOLOGY PARTNERS INCORPORATED 1999 EMPLOYEE STOCK PURCHASE PLAN.

4. CONFIRMATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company recommends a vote for ratification of the appointment of KPMG LLP as the independent auditors of the Company and its subsidiary to audit the books and accounts for the Company and its subsidiary for the current fiscal year. It is intended that the shares represented by proxies in the enclosed form will be voted for confirmation of KPMG LLP as the independent auditors, unless contrary instructions are received. It is expected that representatives of KPMG LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2000.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be eligible for inclusion in the Company's proxy statement and form of proxy relating to the Company's next annual meeting must be received at the Company's executive offices on or before April 12, 2000, unless the 2000 annual meeting of stockholders is held earlier than July 11, 2000. If the date of the 2000 annual meeting of stockholders is advanced earlier than July 11, 2000 such proposals will be required to be received a reasonable period of time in advance of the Company's solicitation of proxies for that meeting. Such proposals should be submitted by certified mail, return receipt requested, addressed to the Company, 875 North Michigan Avenue, Suite 3000, Chicago, Illinois 60611 Attention: Secretary.

                            SOLICITATION OF PROXIES

     The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company by personal interview, electronic mail, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of Class A Common held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.

                                 OTHER MATTERS

     The directors know of no other matters which are likely to be brought before the meeting, but if any such matters properly come before the meeting the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.
                                          /s/ Michael E. Mikolajczyk
                                          Michael E. Mikolajczyk
                                          President and Secretary

                                   APPENDIX A

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED

                           1998 EQUITY INCENTIVE PLAN
                          (AS PROPOSED TO BE AMENDED)

     1. Purpose. The Diamond Technology Partners Incorporated 1998 Equity Incentive Plan (the "Plan") is intended to promote the long-term success of Diamond Technology Partners Incorporated (the "Company") and its stockholders by strengthening the Company's ability to attract and retain highly competent executives and other selected employees and to provide a means to encourage stock ownership and proprietary interest in the Company.

     2. Term. The Plan shall become effective upon the date (the "Effective Date") it is approved by the Board of Directors of the Company (the "Board"), subject to its ratification and approval by the affirmative vote of the holders of a majority of the securities of the Company present or represented, and entitled to vote at a meeting of stockholders of the Company, and shall terminate at the close of business on the tenth anniversary of the Effective Date unless terminated earlier under Section 14. Certain awards made with the approval of the Company's Management Committee in March and April 1998 (the "March/April Awards") prior to the Effective Date were intended to be pursuant to the Plan and are therefore included under the Plan. After termination of the Plan, no future awards may be granted, but previously granted awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

     3. Plan Administration. The Company's Management Committee, as constituted from time to time, or any other committee appointed by the Board (the "Committee") shall be responsible for administering the Plan. Except as otherwise provided in the Plan, the Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, and such power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. The interpretation and construction of any provision of the Plan or any option or right granted hereunder and all determinations by the Committee in each case shall be final, binding and conclusive with respect to all interested parties.

     4. Eligibility. Any employee of the Company shall be eligible to receive one or more awards under the Plan. Directors of the Company who are not employed by the Company will be considered "employees" eligible to receive awards under the Plan, but only for purposes of nonqualified stock options. Consultants of the Company qualifying as "employees" within the meaning of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), shall also be eligible to receive awards under the Plan. "Company" includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

     5. Shares of Common Stock Subject to the Plan. Subject to the provisions of Section 6 of the Plan, the aggregate number of shares of Class B Common Stock, $0.001 par value, (and shares of Class A Common Stock into which such Class B Common Stock may be converted) of the Company ("Stock") which may be transferred to participants under the Plan shall be:

          (i) 6,800,000 shares (including the March/April Awards); plus

          (ii) any shares that are represented by awards or portions of awards under the Diamond Technology Partners Incorporated 1994 Stock Option Plan, as amended (the "Prior Plan") that are forfeited, expired, cancelled or settled without the issuance of shares; plus

          (iii) any shares that are represented by options or portions of options not awarded under the Prior Plan but included in clause (i) of
     Section 3 of the Prior Plan that are forfeited, expired, cancelled or settled without the issuance of shares; plus

          (iv) any shares issued and included in clause (i) of Section 3 of the Prior Plan that are repurchased by the Company.

     The aggregate number of shares of Stock that may be covered by awards granted to any single individual under the Plan shall not exceed 150,000 shares per fiscal year of the Company. The aggregate number of shares of Stock that may be granted in the form of incentive stock options ("ISOs") intended to comply with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") shall be 6,800,000 shares.

     Shares subject to awards under the Plan which expire, terminate, or are canceled prior to exercise or, in the case of awards granted under Section 8.3, do not vest, shall thereafter be available for the granting of other awards. Shares which have been exchanged by a participant as full or partial payment to the Company in connection with any award under the Plan also shall thereafter be available for the granting of other awards. In instances where a stock appreciation right ("SAR") or other award is settled in cash, the shares covered by such award shall remain available for issuance under the Plan. Likewise, the payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance. Any shares that are issued by the Company, and any awards that are granted through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity shall not be counted against the shares available for issuance under the Plan.

     Any shares of Stock issued under the Plan may consist in whole or in part of authorized and unissued shares or of treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

     6. Adjustments. In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting shares of Stock or share price, such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (1) the aggregate number of shares of Stock that may be issued under the Plan; (2) each outstanding award made under the Plan; and (3) the exercise price per share for any outstanding stock options, SARs or similar awards under the Plan.

     7. Fair Market Value. "Fair Market Value," for all purposes of the Plan, shall mean the average of the closing price of a share of Stock on the NASDAQ National Market System for the ten trading days immediately preceding the date of grant.

     8. Awards. Except as otherwise provided in this Section 8, the Committee shall determine the type or types of award(s) to be made to each participant and the number of shares of Stock subject to each such award, and any other terms, conditions and limitations applicable to such award. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to or as the payment form for grants or rights under any other compensation plan or individual contract or agreement of the Company including those of any acquired entity. The types of awards that may be granted under the Plan are:

          8.1 Stock Options. A stock option is a right to purchase a specified number of shares of Stock during a specified period. The purchase price per share for each stock option shall be not less than 100% of Fair Market Value on the date of grant, except if a stock option is granted retroactively in tandem with or as a substitution for a SAR, the exercise price may be no lower than the Fair Market Value of a share as set forth in award agreements for such tandem or replaced SAR. A stock option may be in the form of an ISO which complies with Section 422 of the Code. The price at which shares may be purchased under a stock option shall be paid in full by the optionee at the time of the exercise in cash or such other method permitted by the Committee, including (1) tendering shares; (2) authorizing a third party to sell the shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the shares acquired through such exercise; or (3) any combination of the above.

          8.2 SARs. A SAR is a right to receive a payment, in cash and/or shares, equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable award agreement; except that if a SAR is granted retroactively in tandem with or in substitution for a stock option, the designated Fair Market Value set forth in the award agreement shall be no lower than the Fair Market Value of a share for such tandem or replaced stock option.

          8.3 Stock Awards. A stock award is a grant made or denominated in shares or units equivalent in value to shares. All or part of any stock award may be subject to conditions and restrictions as set forth in the applicable award agreement, which may be based on continuous service with the Company or the achievement of performance goals related to profits, profit growth, profit-related return ratios, cash flow or total stockholder return, where such goals may be stated in absolute terms or relative to comparable companies.

     9. Dividends and Dividend Equivalents. Any awards under the Plan may earn dividends or dividend equivalents as set forth in the applicable award agreement. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions may be established in the applicable award agreement, including reinvestment in additional shares or share equivalents.

     10. Deferrals and Settlements. Payment of awards may be in the form of cash, stock, other awards or combinations thereof as shall be determined at the time of grant, and with such restrictions as may be imposed in the award agreement. The Committee also may require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.

     11. Transferability and Exercisability. Awards granted under the Plan shall not be transferable or assignable other than (1) by will or the laws of descent and distribution; (2) by gift or other transfer of an award to any trust or estate in which the original award recipient or such recipient's spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, provided that any such transfer is permitted by Rule 16b-3 under the Exchange Act as in effect when such transfer occurs and the Board does not rescind this provision prior to such transfer; or (3) pursuant to a domestic relations order (as defined by the Code). However, any award so transferred shall continue to be subject to all the terms and conditions contained in the instrument evidencing such award.

     12. Award Agreements. Awards under the Plan shall be evidenced by agreements as approved by the Committee that set forth the terms, conditions and limitations for each award, which may include the term of an award (except that in no event shall the term of any ISO exceed a period of ten years from the date of its grant), the provisions applicable in the event the participant's employment terminates, and the Committee's authority to amend, modify, suspend, cancel or rescind any award. The Committee need not require the execution of any such agreement, in which case acceptance of the award by the participant shall constitute agreement to the terms of the award.

     13. Acceleration and Settlement of Awards. The Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change of control of the Company, as defined by the Committee, to provide for the acceleration of vesting and for settlement, including cash payment of an award granted under the Plan, upon or immediately before the effectiveness of such event. However, the granting of awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any portion of its businesses or assets.

     14. Plan Amendment. The Plan may be amended by the Committee as it deems necessary or appropriate to better achieve the purposes of the Plan, except that no such amendment shall be made without the approval of the Company's stockholders which would increase the number of shares available for issuance in accordance with Sections 5 and 6 of the Plan. The Board may suspend the Plan or terminate the Plan at any time; provided, that no such action shall adversely affect any outstanding benefit. Any shares authorized under Section 5 (or any amendment thereof) with respect to which no Award is granted prior to termination of the Plan, or with respect to which an Award is terminated, forfeited or canceled after termination of the Plan, shall automatically be transferred to any subsequent stock incentive plan or similar plan for employees of the Company.

     15. Tax Withholding. The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, a sufficient amount to cover withholding of any federal, state or local taxes required by law, or to take such other action as may be necessary to satisfy any such withholding obligations. The Committee may, in its discretion and subject to such rules as it may adopt, permit participants to use shares to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award.

     16. Registration of Shares. Notwithstanding any other provision of the Plan, the Company shall not be obligated to offer or sell any shares unless such shares are at that time effectively registered or exempt from registration under the Securities Act and the offer and sale of such shares are otherwise in compliance with all applicable federal and state securities laws and the requirements of any stock exchange or similar agency on which the Company's securities may then be listed or quoted. The Company shall have no obligation to register the shares under the federal securities laws or take any other steps as may be necessary to enable the shares to be offered and sold under federal or other securities laws. Prior to receiving shares a Plan participant may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the shares or subsequent transfers of any interest in such shares to comply with the Securities Act and other applicable securities laws. Certificates evidencing shares shall bear any legend required by, or useful for the purposes of compliance with, applicable securities laws, this Plan or award agreements.

     17. Other Benefit and Compensation Programs. Unless otherwise specifically determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

     18. Unfunded Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of an award granted under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

     19. Use of Proceeds. The cash proceeds received by the Company from the issuance of shares pursuant to awards under the Plan shall constitute general funds of the Company.

     20. Regulatory Approvals. The implementation of the Plan, the granting of any award under the Plan, and the issuance of shares upon the exercise or settlement of any award shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it or the shares issued pursuant to it.

     21. Employment Rights. The Plan does not constitute a contract of employment and participation in the Plan will not give a participant the right to continue in the employ of the Company on a full-time, part-time or any other basis. Participation in the Plan will not give any participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

     22. Governing Law. The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Illinois and applicable federal law.

     23. Successors and Assigns. The Plan shall be binding on all successors and assigns of a participant, including, without limitation, the estate of such participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the participant's creditors.

                                   APPENDIX B

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED

                       1999 EMPLOYEE STOCK PURCHASE PLAN

     The Diamond Technology Partners Incorporated 1999 Employee Stock Purchase Plan provides eligible employees of Diamond Technology Partners Incorporated, a Delaware corporation (the "Company"), and its Subsidiaries an opportunity to purchase shares of Common Stock of the Company on the terms and conditions set forth below.

     1.  Definitions.

          (a) Code -- the Internal Revenue Code of 1986, as amended.

          (b) Committee -- the Company's Management Committee, as constituted from time to time.

          (c) Common Stock -- the Company's Class B Common Stock, par value $0.001 per share, and the Company's Class A Common Stock into which such Class B Common Stock may be converted.

          (d) Compensation -- with respect to a Participant, the portion of the Participant's base salary paid to the Participant during the applicable payroll period.

          (e) Effective Date -- April 21, 1999.

          (f) Eligible Employee -- an employee who is eligible to participate in the Plan pursuant to Section 3.

          (g) Enrollment Date -- the Effective Date and each July 1, October 1, January 1 and April 1 thereafter.

          (h) Enrollment Period -- the 24 month period commencing on a Grant
     Date.

          (i) Fair Market Value -- the average of the closing price of a share of the Company's Class A Common Stock on the NASDAQ National Market System for the ten trading days immediately preceding the Grant Date or the Purchase Date, as applicable.

          (j) Grant Date -- the Enrollment Date as of which a Participant's Option is granted under Section 4(a).

          (k) Option -- an option to purchase shares of Common Stock under the Plan, pursuant to the terms and conditions thereof.

          (l) Participant -- an Eligible Employee who is participating in the Plan pursuant to Section 4.

          (m) Payment Period -- the period beginning with the first day of the calendar quarter and ending on the last day of the calendar quarter following each Enrollment Date; provided that the first Payment Period shall begin on the Effective Date and end on September 30, 1999.

          (n) Plan -- Diamond Technology Partners Incorporated 1999 Employee Stock Purchase Plan, as amended from time to time.

          (o) Plan Account -- an account maintained by the Plan Administrator for each Participant to which the Participant's payroll deductions are credited, against which funds used to purchase shares of Common Stock are charged and to which shares of Common Stock purchased are credited.

          (p) Plan Administrator -- such other person or persons, including a committee, as may be appointed by the Committee to administer the Plan.

          (q) Purchase Date -- except as provided in Section 15, the last day of a Payment Period.

          (r) Purchase Price -- the lesser of 85% of the Fair Market Value of Common Stock on the Grant Date of an Enrollment Period, or 85% of the Fair Market Value of a share of Common Stock on the applicable Purchase Date of such Enrollment Period.

          (o) Subsidiary -- any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2. Stock Subject to the Plan. Subject to Section 12, the aggregate number of shares of Common Stock which may be sold under the Plan is 600,000. The Company shall either make open-market purchases to provide shares of Common Stock for purchase under the Plan or, at the discretion of the Committee, sell Treasury shares or issue authorized but unissued shares of Common Stock.

     3. Eligible Employees. An "Eligible Employee" means each employee of the Company and each employee of a Subsidiary to which the Plan is extended by the Committee, except as otherwise provided in Section 4(c).

     4.  Participation in the Plan.

          (a) An Eligible Employee may participate in the Plan effective as of any Enrollment Date by completing and filing with the Plan Administrator 20 days in advance of such date (or such later date as the Plan Administrator shall deem equitable under the circumstances), an election form which authorizes payroll deductions from such Employee's Compensation. The Enrollment Date as of which an Eligible Employee commences or recommences participation in the Plan, and each Enrollment Date as of which an Eligible Employee renews his authorization under Section 4(b), is a Grant Date. A Participant's payroll deductions under the Plan shall commence on his initial Grant Date, and shall continue, subject to Section 4(b), until the Eligible Employee terminates participation in the Plan or the Plan is terminated; provided, that such payroll deductions shall not commence until the Company has received such Eligible Employee's election form and such Employee has received all information required to be disclosed to such Employee under applicable securities laws.

          (b) A Participant's payroll deduction authorization shall be automatically renewed effective on the Enrollment Date following the conclusion of his initial Enrollment Period and each subsequent Enrollment Period unless he otherwise notifies the Plan Administrator in writing at least 20 days in advance of such date.

          (c) Notwithstanding the foregoing, an Eligible Employee shall not be granted an Option on any Grant Date if such Employee, immediately after the Option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of this paragraph, the rules of Code Section 424(d) shall apply in determining the stock ownership of an individual, and stock which an Eligible Employee may purchase under outstanding options shall be treated as stock owned by such Employee.

     5. Payroll Deductions. An Eligible Employee may participate in the Plan only through payroll deductions. Payroll deductions shall be made from the Compensation paid to each Participant for each payroll period in such whole percentage from 1% to 10% as the Participant shall authorize in his election form. No Eligible Employee may be granted an Option which permits his rights to purchase Common Stock under the Plan, and any other stock purchase plan of the Company or any Subsidiary that is qualified under Section 423 of the Code, to accrue at a rate which exceeds $6,250 of Fair Market Value of such stock (determined on the Grant Date of such Option) for each calendar quarter of the Company in which the Option is outstanding at any time.

     6. Changes in Payroll Deductions. A Participant may elect to increase or decrease the amount of his payroll deductions once during a Payment Period by filing a new election form at any time during that Payment Period. Any such change shall not become effective sooner than the next Payment Period after receipt of his election form.

     7. Termination of Participation in Plan.

          (a) A Participant may, at any time and for any reason, voluntarily terminate participation in the Plan by written notification of withdrawal delivered to the appropriate payroll office. Such Participant's payroll deductions under the Plan shall cease as soon as practicable following delivery of such notice. If the former Participant remains employed by the Company or any of its Subsidiaries after termination of his participation in the Plan, any payroll deductions credited to such Participant's Plan Account may be used to purchase shares of Common Stock on the next Purchase Date or refunded, without interest, to the Participant, at the election of the Participant. An Eligible Employee whose participation in the Plan is terminated may rejoin the Plan no earlier than three months following his withdrawal by filing a new election form in accordance with Section 4(a).

          (b) A Participant's participation in the Plan shall be terminated upon termination of his or her employment with the Company and its Subsidiaries for any reason. If a former Participant is no longer employed by the Company or any of its Subsidiaries, any payroll deductions credited to his Plan Account (plus, in the case of an involuntary termination of employment, interest at the rate determined by the Plan Administrator) shall be paid to him in cash as soon as practicable following his termination of employment.

     8. Purchase of Shares.

          (a) On each Grant Date, each Participant shall be deemed to have been granted an Option.

          (b) On each Purchase Date of an Enrollment Period, each Participant shall be deemed, without any further action, to have purchased that number of whole shares of Common Stock determined by dividing the Purchase Price on such date into the balance in the Participant's Plan Account on the Purchase Date. Any amount remaining in the Participant's Plan Account shall be carried forward to the next Purchase Date unless the Plan Account is closed.

          (c) As soon as practicable after each Purchase Date, a statement shall be delivered to each Participant which shall include the number of shares of Common Stock purchased on the Purchase Date on behalf of such Participant under the Plan.

          (d) A stock certificate for whole shares of Common Stock in a Participant's Plan Account shall be issued upon request of the Participant at any time. If the Participant's employment with the Company and all Subsidiaries terminates, a stock certificate for whole shares of Common Stock in his Plan Account shall be issued as soon as administratively feasible thereafter. Stock certificates under the Plan shall be issued, at the election of the Participant, in his name or in his name and the name of another person as joint tenants with right of survivorship or as tenants in common. A cash payment shall be made for any fraction of a share in such account, if necessary to close the account.

     9. Rights as a Stockholder. A Participant shall not be treated as the owner of Common Stock until the Purchase Date of such stock under the Plan. As of the Purchase Date a Participant shall be treated as the record owner of his shares purchased on such date pursuant to the Plan. Effective as of the Purchase Date, such Participant shall agree in writing to become subject to the terms and conditions of the Second Amended and Restated Voting and Stock Restriction Agreement, dated August 4, 1997.

     10. Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative. No rights or payroll deductions of a Participant shall be subject to execution, attachment, levy, garnishment or similar process.

     11. Application of Funds. All funds of Participants received or held by the Company under the Plan before purchase of the shares of Common Stock shall be held by the Company without liability for interest or other increment, except as provided in Section 7(b).

     12. Adjustments in Case of Changes Affecting Shares. In the event of a subdivision or consolidation of outstanding shares of Common Stock of the Company, or the payment of a stock dividend, the number of shares approved for the Plan shall be increased or decreased proportionately, and such other adjustment shall be made as may be deemed equitable by the Plan Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as shall be deemed equitable by the Plan Administrator to give proper effect to such event.

     13. Administration of the Plan. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall have authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard to the Plan and such rules and regulations shall be final and conclusive. It is intended that the Plan shall at all times meet the requirements of Code Section 423, if applicable, and the Plan Administrator shall, to the extent possible, interpret the provision of the Plan so as to carry out such intent.

     14. Amendments to the Plan. The Committee may, at any time, or from time to time, amend or modify the Plan; provided, however, that no amendment shall be made increasing or decreasing the number of shares authorized for the Plan (other than as provided in Section 12 or 15), and that, except to conform the Plan to the requirements of the Code, no amendment shall be made which would cause the Plan to fail to meet the applicable requirements of Code Section 423.

     15. Termination of Plan. The Plan shall terminate upon the earlier of (a) the fifth anniversary of the Effective Date, (b) the date no more shares remain to be purchased under the Plan, or (c) the termination of the Plan by the Board of Directors of the Company as specified below. The Board of Directors of the Company may terminate the Plan as of any date. The date of termination of the Plan shall be deemed a Purchase Date. If on such Purchase Date Participants in the aggregate have Options to purchase more shares of Common Stock than are available for purchase under the Plan, each Participant shall be eligible to purchase a reduced number of shares of Common Stock on a pro rata basis in proportion to his Plan Account balance on such Purchase Date, and any excess payroll deductions shall be returned to Participants, all as provided by rules and regulations adopted by the Plan Administrator.

     16. Costs. All costs and expenses incurred in administering the Plan shall be paid by the Company. Any costs or expenses of selling shares of Company Stock acquired pursuant to the Plan shall be borne by the holder thereof.

     17. Governmental Regulations. The Company's obligation to sell and deliver its Common Stock pursuant to the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

     18. Applicable Law. This Plan shall be interpreted under the laws of the United States of America and, to the extent not inconsistent therewith, by the laws of the State of Illinois. This Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended, but is intended to comply with Section 423 of the Code, if applicable. Any provisions required to be set forth in this Plan by such Code section are hereby included as fully as if set forth in the Plan in full.

     19. Effect on Employment. The provisions of this Plan shall not affect the right of the Company or any Subsidiary or any Participant to terminate the Participant's employment with the Company or any Subsidiary.

     20. Withholding. The Company reserves the right to withhold from stock or cash distributed to a Participant any amounts which it is required by law to withhold.

     21. Sale of Company. In the event of a proposed sale of all or substantially all of the assets of the Company or a merger of the Company with or into another corporation, the Company shall require that each outstanding Option be assumed or an equivalent right to purchase stock of the successor or purchaser corporation be substituted by the successor or purchaser corporation, unless the Plan is terminated.

     22. Effective Date. The Plan shall become effective April 21, 1999, provided that the stockholders of the Company approve it within 12 months after the date the Plan was adopted by the Board of Directors of the Company. If the Plan is not approved by the stockholders prior to such date, the Plan shall terminate, all grants hereunder shall be cancelled and be of no further force and effect, and all persons who shall have been granted Options pursuant to this Plan shall be entitled to the prompt refund in cash, with interest, of all sums withheld from or paid by them pursuant to this Plan.

     23. Foreign Employees. The Committee may provide for such special terms for Participants who are foreign nationals, or who are employed by the Company outside of the United States of America, as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.

July __, 1999

     IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO FILL OUT, DATE AND MAIL THE ENCLOSED FORM OF PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


PLEASE MARK BOXES IN BLUE OR BLACK INK.


1.       Election of Directors.

------------------------------------------------------------------------------------------------------------------
             WITHHOLD authority only for
             the nominee(s) which name(s)    WITHHOLD            Nominees are: Edward R. Anderson, Adam J.
FOR ALL      I have written to the right     authority for all   Gutstein, Mark L. Gordon and John J.
Nominees                                     nominees            Sviokia

------------------------------------------------------------------------------------------------------------------
[     ]       [             ]                 [        ]
------------------------------------------------------------------------------------------------------------------

2. To approve the proposed amendments to the Diamond Technology Partners Incorporated 1998 Equity Incentive Plan.

         FOR                   AGAINST                   ABSTAIN
         [  ]                   [ ]                       [  ]


3. To approve the adoption of the Diamond Technology Partners Incorporated 1999 Employee Stock Purchase Plan.

         FOR                   AGAINST                   ABSTAIN
         [  ]                   [ ]                       [  ]


4. To ratify the selection of KPMG LLP as the Company's independent auditors.


         FOR                   AGAINST                   ABSTAIN
         [  ]                   [ ]                       [  ]


5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment(s) thereof.



         THIS PROXY IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS AND, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL MATTERS PROPERLY COMING BEFORE THE MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS (INCLUDING ALL DIRECTOR NOMINEES).

         Signatures(s) should be exactly as name or names appearing on this proxy, if shares are held jointly, each holder should sign. If signing is by attorney, executor, administrator, trustee or guardian, please give full title.

                                              Dated: _______________, 1999


                                              -----------------------------
                                              Signature(s)


                                              -----------------------------
                                              Signature(s)


SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

-------------------------------------------------------------------------------
                             [FOLD AND DETACH HERE]
                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED

                              CLASS A COMMON STOCK

         The undersigned stockholder of Diamond Technology Partners Incorporated (the "Company") hereby appoints Melvyn E. Bergstein and Michael E. Mikolajczyk and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as directed on the reverse side of this card, all of the shares of Class A Common Stock of the Company standing in the name of the undersigned at the close of business on June 29, 1999 at the Annual Meeting of Stockholders to be held at The John Hancock Center, 95th Floor, Chicago Room, 875 North Michigan Avenue, Chicago, Illinois, commencing at 10:00 a.m. (CDT) on Tuesday, August 10, 1999, and at any and all adjournments thereof, and authorizes each proxy to vote at his discretion on any other matter that may properly come before the meeting or at any and all adjournments thereof.